EXHIBIT 10(ee)

                  ASSUMPTION AND MODIFICATION AGREEMENT

     This Assumption Agreement, made and entered into effective the 18th day of November, 1999, by and among the STILLWATER NATIONAL BANK AND TRUST COMPANY OF STILLWATER,
OKLAHOMA, Party of the First Part, hereinafter referred to as "SNB", INTERSTATE TRAVEL FACILITIES, INC., Party of the
Second Part, hereinafter referred to as "ITF", and ToeJoe, L.L.C., Party of the Third Part, hereinafter referred to as "TJ".

                         W I T N E S S E T H:

     WHEREAS, ITF is indebted to SNB under four (4)
Promissory Notes which are secured by separate Real Estate
Mortgages as hereinafter set forth; and

     WHEREAS, ITF has on deposit with SNB Certificates of Deposit Nos. 136,357, 136,358, 130,004 and 133,707
(hereinafter collectively the "CD") in the Principal amounts of $84,374.00, $18,169.00, $81,000.00 and $93,527.16 respectively, each of which is issued to ITF by SNB as a compensating deposit as previously agreed to by ITF and SNB; and

     WHEREAS, TJ and ITF have entered into an agreement whereby TJ will acquire ALL OF ITF'S interest in the four
(4) tracts of real estate together with the improvements thereon and appurtenances thereunto belonging, subject to the four (4) Mortgages hereinafter described in favor of SNB and, at the request of ITF, has agreed to allow TJ to assume and agree to pay the obligations secured thereby in favor of SNB subject to and under the terms and conditions thereof and hereof; and

     WHEREAS, SNB, ITF and TJ have negotiated an agreement mutually acceptable to each party hereto, pursuant to which, and in consideration of SNB allowing the assumption by TJ, certain covenants were required by SNB and agreed to by TJ as hereinafter set forth.

     NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

     1. The obligations subject to this Assumption agreement are as follows:

     (a) Note A: Promissory Note of TOBY B. TINDELL and CRISTIE R. TINDELL, husband and wife, (hereinafter "TINDELLS") in favor of SNB, No. 35738 dated November 24, 1997, maturing December 24, 2010, in the original principal sum of $128,000.00. The payment of Note A was assumed by ITF effective October 28, 1998. Note A was originally payable in 156 consecutive monthly payments of $1,514.12 each, at a variable rate of interest equal to the published Wall Street Journal Prime Rate (hereinafter "WSJPR"), plus 2%, adjusted date of change. Note A was modified on November 3, 1998 to change the interest rate to WSJPR, adjusted annually on November 3 of each year. On September 20, 1999, Note A had an unpaid principal balance of $116,669.53, and interest accrued and unpaid through September 20, 1999, in the amount of $700.17. (A copy of Note A is attached hereto as "EXHIBIT A"). Note A is secured by a First Real Estate Mortgage from TINDELLS in favor of SNB covering three (3) tracts of land located in Oklahoma County, Oklahoma, a true and correct copy of said Mortgage, containing the legal descriptions and recording information is attached hereto as "EXHIBIT E". The payment of Note A was assumed by ITF effective October 28, 1998.

     (b)  Note B:  Promissory Note of TINDELLS in favor
          of SNB, No. 31672 dated April 3, 1997, maturing
          April 3, 2012, in the original principal sum of $675,000.00. Said Note was originally payable in
          180 consecutive monthly payments of $6,947.04
          each, at a variable rate of interest equal to the published WSJPR, plus 1%, adjusted annually on the 3rd day of April of each year. Note B was modified on November 3, 1998 to change the
          interest rate to WSJPR, adjusted annually on
          November 3 of each year, which Note, on September
          20, 1999, has an unpaid principal balance of
          $615,701.70, plus interest accrued and unpaid in
          the amount of $2,325.98.   (A copy of Note B is
          attached hereto as "EXHIBIT B"). Note B is secured by a First Real Estate Mortgage from TINDELLS in favor of SNB covering a tract of land located in Oklahoma County, Oklahoma, a true and correct copy of said Mortgage, containing the legal descriptions and recording information is attached hereto as "EXHIBIT F". The payment of Note B was assumed by ITF effective October 28, 1998.

     (c)  Note C:  Promissory Note of ITF in favor of
          SNB, No. 35763 dated May 20, 1998, maturing May
          20, 2013, in the original principal sum of $675,750.00. Said Note was originally payable in 179 consecutive monthly payments of $6,704.99 each, and one (1) final payment in the amount of the remaining principal and accrued and unpaid interest, with interest at a variable rate equal to the published WSJPR adjusted date of change, which was modified effective May 20, 1998 to WSJPR adjusted annually on May 20. On September
          20, 1999, Note C had an unpaid principal balance of $632,464.50, and interest accrued and unpaid in the amount of $4,220.82. (A copy of Note C is attached hereto as "EXHIBIT C"). Note C is secured by a First Real Estate Mortgage from ITF in favor of SNB covering four (4) lots land located in Creek County, Oklahoma, a true and correct copy of said Mortgage, containing the legal descriptions is attached hereto as "EXHIBIT G".

     (d)  Note D:  Promissory Note of ITF in favor of
          SNB, No. 35764 dated June 23, 1998, maturing June 23, 2013, in the original principal sum of $785,600.00. Said Note was originally payable in 179 consecutive monthly payments of $7,793.93 each and one (1) final payment in the amount of the remaining principal and accrued and unpaid interest, with interest at a variable rate equal to the published WSJPR, adjusted annually on the 23rd day of June of each year. On September 20, 1999, Note D had an unpaid principal balance of $753,110.39, plus interest accrued and unpaid in
          the amount of $4,540.76.   (A copy of Note D is
          attached hereto as "EXHIBIT D"). Note D is secured by a First Real Estate Mortgage from ITF in favor of SNB covering a two (2) tracts of land located in Logan, Oklahoma, a true and correct copy of said Mortgage, containing the legal descriptions and filing information is attached hereto as "EXHIBIT H".

     2. The current interest rate for Note A is 8% per annum and on the effective date hereof will increase to 8.25% per annum. The rate for Note A shall change to the then WSJPR on November 24, 1999 and on the same date of each year thereafter. The current interest rate for Note B is 8% per annum and on the effective date hereof will increase to 8.25% per annum. The rate for Note B shall change to the then WSJPR on April 3, 2000 and on the same date of each year thereafter. The current interest rate for Note C is
7.75 per annum and on the effective date hereof will increase to 8.25% per annum. The rate for Note C shall change to the then WSJPR on May 20, 2000 and on the same date of each year thereafter. The current interest rate for Note D is 7.75% per annum and on the effective date hereof will increase to 8.25% per annum. The rate for Note D shall change to the then WSJPR on June 23, 2000, and on the same date of each year thereafter. SNB shall have the right, on any interest adjustment or change date to, and TJ agrees that if reqested by SNB, change the monthly payment amount of any Note to an amount that will amortize the then unpaid principal balance at the then interest rate over the remaining term of the Note. Interest shall be calculated on a 360-day year basis for the actual number of days elapsed. WSJPR is the annual rate of interest from time to time published in the Wall Street Journal under the Column heading "Money Rates" as the "Prime Rates" being stated as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks. If for any reason the Wall Street Journal should cease to publish a Prime Rate, WSJPR shall mean, for the purposes of Note A, Note B, Note C and Note D, such variable annual rate of interest generally published or announced by a major New York, New York, bank which, in the good faith judgment of SNB, shall be the nearest practical equivalent of the WSJPR (which shall be the same rate charged by SNB to other customers whose rates are tied to the WSJPR). Such prime rate of interest will not necessarily be the lowest or most favorable rate of interest at any time being charged by any bank or banks or SNB in respect of loans made or administered by such SNB or SNBs or SNB with respect to which a "prime rate" of interest is a factor.

     3. Subject to the terms and conditions of this Assumption and Modification Agreement, TJ hereby assumes the obligations of ITF under Note A, Note B, Note C and Note D and agrees to pay all of the outstanding principal and interest of Note A, Note B, Note C and Note D reflected on the books of SNB in the name of ITF as of the effective date hereof, the "Assumption Date".

     4. TJ'S obligations to SNB shall be evidenced by the currently existing Promissory Note Nos. 35738, 31672, 35763 and 35764, this Assumption and Modification Agreement, the mortgages securing the Notes and all other security granted
SNB by ITF or TJ, except as may hereinafter be specifically released.

     5. The rights of the parties hereto and the obligations of SNB are subject to the following conditions precedent:

          (a) Each representation and warranty made in paragraph 6 shall be true and correct on the date hereof;

          (b) There shall not exist any Event of Default under Section 5.1 of this Agreement or any event which, with the giving of notice or the lapse of time (or both) would become an Event of Default thereunder; and

          (c)  The TJ shall have delivered to SNB:

               (1)  A certified copy of the Deeds from
          ITF to TJ, conveying all of the property described in the mortgages, EXHIBITS E, F, G, and H from ITF to TJ, with each Deed containing a clause providing the grantee assumes and agrees to pay the mortgages as part of the consideration;

               (2)  A Security Agreement (the "Security
          Agreement") in form and substance
          satisfactory to SNB, including "EXHIBIT J" granting SNB a security interests in all present and future inventory, equipment, accounts, contract rights, debt instruments and other rights to payment and general intangibles of TJ, duly executed by TJ which shall be a first lien on the property therein described and such financing statements as SNB may reasonably require, all duly approved by all necessary persons or entities and all executed by TJ.

               (3)  Mortgagee Title Insurance Policy
          or Policies, or endorsements or continuations of existing Policies, in favor of SNB, issued by companies satisfactory to SNB, not containing any exceptions or exclusions not satisfactory to SNB, reflecting TJ to be the owner of the property covered by the Mortgages, insuring SNB'S first lien position on the Property, including the real estate, improvements and fixtures in the amount of the balance of the original mortgage. The cost of the Mortgagee title insurance or guaranty policy or policies shall be paid by TJ, and shall be in addition to the amounts reimbursed SNB hereunder.

               (4) TOBY TINDELL and PAT PATTERSON,
          shall each have delivered to SNB his
          unconditional guaranty of payment of the Note in the form annexed hereto as "EXHIBIT I".

               (5)  Certified copies of minutes of the
          meeting of the directors of TJ which
          authorized the execution, delivery and
          performance of this Agreement and all other instruments reasonably required by SNB, on behalf of TJ, all in conformity with the Articles of Organization, Operating
          Agreement, the Law of Oklahoma and any
          agreement binding on TJ and such other
          documentation as SNB may reasonably require to establish the authority of TJ to execute this Agreement and the other documents.

               (6)  A certified copy of the Articles of
          Organization, the Operating Agreement of TJ, a Certificate of Good Standing issued by the Secretary of State of the State of Oklahoma, a copy of any other agreement binding on or effecting its right to enter into this Agreement and execute the instruments required by this Agreement, all currently certified by its members or Secretary, together with an incumbency certificate.

               (7)  Certified copies of minutes of the
          meeting of the Directors of ITF which
          authorized the transfer of the property to TJ, execution, delivery and performance of this Agreement and all other instruments reasonably required by SNB, on behalf of ITF, all in conformity with the Articles of Incorporation, By-Laws, the Law of Oklahoma and any agreement binding on ITF and such other documentation as SNB may reasonably require to establish the authority of ITF to execute this Agreement and the other documents.

     6. TJ represents and warrants to and covenants with SNB that:

          (a)  TJ is a Limited Liability Company, duly
     organized and existing and in good standing under the laws of the State of Oklahoma, and registered and authorized to do business in each jurisdiction where such registration and authorization is necessary. TJ is duly authorized and empowered to execute, deliver and perform this Agreement and perform its obligations hereunder and under the Notes and Mortgages. The Federal Employers
     Identification Number for TJ is 73-1572216.

          (b)  The execution and delivery of this
     Agreement, and the performance by TJ of its obligations do not and will not conflict with any provision of law, or the Articles of Organization or Operating Agreement of TJ or of any agreement binding on it. The execution and delivery of this Agreement has been duly authorized by all necessary action of the members and managers of TJ.

          (c)  This Agreement has in fact been both
     duly executed and delivered by TJ in Oklahoma and constitutes its lawful and binding obligation, legally enforceable against it in accordance with its terms.

          (d)  No litigation, tax claims or
     governmental proceedings are pending or are threatened against ITF or TJ and no judgment or order of any court or administrative agency is outstanding against ITF or TJ.

          (e)  The authorization, execution, delivery
     and performance of this Agreement by both ITF and TJ are not and will not be subject to the jurisdiction, approval or consent of, or to any requirement of registration with or notification to, any federal, state or local regulatory body or administrative agency.

          (f)     Except for the Mortgages, EXHIBITS E,
     F, G and H, the properties described in EXHIBITS
     E, F, G and H are free and clear of all liens, security interests and encumbrances.

          (g) All financial statements furnished to SNB were prepared in accordance with generally accepted accounting principals consistently applied, except as expressly therein set forth and present fairly the financial condition of ITF as of the dates thereof.
     The financial statements disclose fully all material liabilities of ITF, whether or not contingent, with respect to any pension plan. Since the date of the most recent financial statement, there has been no material adverse change in the financial condition of ITF.

          (h) ITF and TJ and the operating entities operating on the properties described in EXHIBITS E, F, G and H have complied with, and their businesses, operations, assets, equipment, property, and other facilities are in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. ITF has been issued and all people in possession of the property described in EXHIBITS E, F, G and H have been issued and will maintain, except wherein the failure to do so would not have a material adverse effect, all required state and local permits, licenses, certificates and approvals relating to: (i) their emission; (ii) discharged as surface water or ground water; (iii) noise emissions; (iv) solid or liquid waste disposals;
     (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances (as defined below) or waste (intended hereby and hereafter to include any and all such material listed in any federal, state or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. Neither ITF, TJ or, to ITF'S or TJ'S knowledge, the parties in possession of the real estate described in EXHIBITS E, F, G and H, have not received and have no knowledge of and does not suspect facts which might constitute any violation of any federal, state, or local environmental, health or safety law, code or ordinance, or any rule or regulation promulgated thereunder, with respect to its business, operations, assets, equipment, property, leasehold, or other facilities. Except as allowed by law, or in accordance with valid governmental permits, to ITF'S knowledge, and to the knowledge of TJ, there has been no emissions, spills, releases or discharges into or upon: (1) the air; (2) soils or any improvement located thereon; (3) surface or ground water; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the property of any toxic or hazardous substance or waste at or from the property described in EXHIBITS E, F, G and H; sufficient to cause or give rise to a reasonable likelihood of a material adverse effect and to the best of ITF'S knowledge, the property of ITF is free of all such toxic hazards, substances and wastes. Neither ITF nor TJ have received, nor have any knowledge of, any complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to: (1) air emission; (2) spills, releases, or discharges of hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act,
     42 U.S., Sec. 9601, et seq, or any other act (hazardous substance) to soil or improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal system servicing the premises; (3) noise emission; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes; or (6) any environmental, health or safety matter affecting ITF or its business, operations, assets, equipment, property or other facilities, and ITF does not have any indebtedness, obligation or liability, absolute or contingent, matured or non-matured, with respect to the storage, treatment, cleanup or disposal of any solid waste, hazardous waste, or other toxic or hazardous substances, (including without limitation, any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal) wherever located.

          (i)     Neither ITF or TJ is in default with
     respect to the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement, indenture, loan, credit agreement, lease or other instrument, charter or corporate restriction which would have a material adverse effect on its ability to carry out its obligations under such instrument or to which it is a party.

          (j) The execution, delivery and performance of this Agreement and the documents relating thereto by ITF and the assumption of the obligations by TJ will not require consent or approval of the stockholders of ITF or any officer or director or any corporation or organization, except as hereinbefore received by ITF and except for the failure to obtain such approval or consent will not have a material adverse effect on its ability to perform its obligations under this Agreement, and will not contravene or violate any provision of any loan, rule, regulation, order, writ, judgment, injunction, decree or determination presently in effect having applicability to ITF, except where the contribution or violation will not have a material adverse effect on its ability to perform its obligations under this Agreement.

          (k)     For the purpose of this Agreement,
     material adverse effect means a material adverse effect on the business, property, operations or financial or other condition of TJ.

          (l) So long as the obligations under NOTES A, B, C and D shall remain unpaid, TJ will:

               (1)     Preserve and maintain its
          existence in good standing in the State of Oklahoma and qualify and remain qualified in each jurisdiction where the failure to so qualify would have a material adverse effect.

               (2)     Keep accurate records and books
          of account, in which complete entries will be made in accordance with GAAP consistently applied;

               (3)     Maintain, keep and preserve all
          of its material properties (tangible and intangible) necessary or useful and the proper conduct of its business in good working order and condition, ordinary wear and tear accepted;

               (4)     Continue to engage in a business
          of the same or related to the general type as now conducted by it on the date of this Agreement;

               (5)     Maintain or cause to be
          maintained, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for a reasonable deductibility from coverage thereof;

               (6)     Comply in all material respects
          with all applicable laws, rules, regulations and orders, the non-compliance with which would reasonably be expected to have a material adverse effect, such compliance to include, without limitations, paying before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or imposed upon its property except such as may be contested in good faith or as to which a bonafide dispute may exist;

          (m)     So long as any Promissory Note shall
     remain unpaid, TJ will not, without the prior written consent of SNB, create, incur, assume or suffer to exist any (i) indebtedness or liability for borrowed money; (ii) obligations evidenced by any bonds, debentures, notes or other similar instruments; (iii) obligations for the deferred purchase price of property or services; (iv) obligations as lessee under capital leases; (v) current liabilities in respect of unfunded vested benefits under plans covered by ERISA; (vi) obligations under letters of credit; (vii) obligations under an acceptance facility; (viii) all guaranties, endorsements (other than for collection of checks and drafts in the ordinary course of business) and all other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in a person or entity or otherwise to insure a debtor against loss; and (ix) obligations secured by any liens, whether or not obligations have been assumed;

          (n)     Without consent of SNB, sell,
     transfer or otherwise dispose of any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property;

          (o)     Without the consent of SNB, sell,
     lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets except (i) inventory and supplies disposed of or used in the ordinary course of its business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business;
     (iii) the sale or other disposition of assets to the extent such assets are exchanged for credit against the purchase price of similar replacement assets or the net proceeds of such sale are reasonably promptly applied to the purchase price of such replacement assets;

          (p)     Assume, guarantee, endorse, or
     otherwise be, or become directly or contingently responsible or liable (including, but not limited to) under an agreement to purchase any obligation, stock, asset, goods or services, or to supply or to advance any funds, assets, goods or services, or an agreement to maintain or cause such persons to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any person against loss (for obligations of any person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business).

          (q)  TJ and ITF are in compliance in all
     material respects with all applicable provisions of ERISA. Neither a reportable event nor a prohibited transaction has occurred and is continuing with respect to any plan; no notice of intent to terminate a plan has been filed, nor has any plan been terminated; no circumstances exist which constitute grounds entitling the PBGC
     (Pension Benefit Guaranty Corporation) to institute proceedings to terminate, or appoint a Trustee to administer a plan, nor has the PBGC instituted any such proceedings; Neither TJ or ITF has completely or partially withdrawn from a multi-employer plan; both TJ and ITF have met its minimum funding requirements under ERISA with respect to all of its plans, and the present value of all vested benefits under each plan exceeds the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan, and in accordance with the provisions of ERISA; and neither TJ or ITF has incurred any liability to the PBGC under ERISA.

          (r) Payment of all Indebtedness of TJ to SNB arising under this Agreement has or will have been guaranteed by TOBY TINDELL and PAT PATTERSON, pursuant to the Guaranty or Guaranties, which have been duly executed and delivered, are lawful and valid, and are legally enforceable by SNB
     (without further act and without condition) in accordance with their stated terms.

          (s)  To the best knowledge of TJ and ITF,
     both have complied with, and its business, operations, assets, equipment, property, leasehold, or other facilities are in compliance with, the provisions of all federal, state and local laws, codes and ordinances, and all rules and regulations promulgated thereunder. Each has been issued or will obtain and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to its business.

     7.1  TJ covenants and agrees that it will:

          (a)  Pay all taxes, assessments and
     governmental charges prior to the time when any penalties or interest accrue, unless contested in good faith with an adequate reserve for payment.

          (b)  Conduct its business; maintain all
     rights, licenses and franchises; comply with all applicable laws and regulations and maintain and not violate any of the terms or provisions of its agreements with any petroleum distributor.

          (c)  Maintain its property in good working
     order and condition; make all needful and proper repairs, replacements, additions and improvements thereto.

          (d)  Deliver to SNB and to any participant
     designated by SNB:

               (1)  As soon as available and in any
          event within thirty (30) days after the end of each calendar month balance sheets as of the end of such month, statements of income and retained earnings for the period commencing at the end of the previous month and ending with the end of such month, and statements of changes in financial position for the portion of the month ended with the last day of such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by TJ.

               (2)  As soon as available and in any
          event within ninety (90) days after the end of each fiscal year copies of statements of the financial condition of TJ as of the end of such fiscal year with comparative figures for the preceding fiscal year accompanied by
          (i) a copy of any correspondence addressed by said accountants to the entity being audited pertaining to the financial statements, and
          (ii) a signed statements of said accountants, addressed to SNB describing all Events of Default under Section V and all events which with the giving of notice or lapse of time
          (or both) would constitute such an Event of Default, which came to the attention of said accountants in the preparation of the financial statements or stating that no such Event of Default was noted.

               (3)  Within forty-five (45) days after
          the end of each fiscal year of TJ, a
          certificate of the chief financial officer of TJ certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto.

               (4)  Promptly after the commencement
          thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting TJ which, if determined adversely to TJ, could have a material adverse effect on the financial condition, properties, or operations of TJ.

               (5)   As soon as possible and in any
          event within ten (10) days after the
          occurrence of each Default or Event of
          Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by TJ with respect thereto.

               (6)  On or before February 15th of each
          year, copies of the federal and Oklahoma income tax returns for the previous fiscal year.

               (7)  From time to time, any and all
          other financial information, schedules and other material, reports, records or information reasonably required by SNB or any participant.

               (8)  At least annually Then current
          statements reflecting the financial condition of each Guarantor together with the then most recent year federal income tax return of each Guarantor.

          (e)  To the extent reasonably required to
     protect the interest of SNB or to allow SNB to obtain information necessary for its business permit any officer, employee, attorney or accountant for the SNB or for any participant designated by the SNB, to review, make extracts from, or copy any and all financial books and records and visit the properties of TJ at all times during ordinary business hours and discuss the affairs, finances and accounts of TJ with any of its officers, members or managers.

          (f)  (1)  TJ, at its expense, shall at all
     times during the term of this Agreement, and so long as any of the debt is outstanding, procure and maintain such insurance as hereinafter specified, and in any event, no less than the following:

               (i)  Property insurance (or builder's
          risk insurance during any period of
          construction) on its building(s) and contents against loss or damage by fire, lightning and all other risks covered by the usual all-risks policy form, all in an amount not less than ninety percent (90%) of the replacement cost thereof.

               (ii)  Workers' Compensation insurance in
          statutory amounts on all employees.

               (iii)  Comprehensive or Commercial
          General Liability Insurance for any claims or losses arising or resulting from the business, with combined single limits of $1,000,000 per each occurrence for bodily injury and property damage. If the General
          Liability coverages are provided by a
          Commercial General Liability policy form, the General Aggregate Limit shall be not less than $2,000,000, and it shall apply in total to all properties only by specific endorsement. Such insurance shall be on an occurrence policy form and shall include premises and operations, independent contractors, blanket contractual, products and completed operations, advertising injury, employees as additional insureds, broad form property damage, personal injury, incidental medical malpractice, severability of interests, innkeeper's and safe deposit box liability, and explosion, collapse and underground coverage during any construction.

               (iv)  Business Auto Liability including
          owned, non-owned and hired vehicles for
          combined single limits of bodily injury and property damage of not less than $1,000,000 each occurrence.

          (2)  The following general insurance
          requirements will be satisfied by TJ:

               (i)  All insurance shall, by
          endorsement, specifically name SNB as
          unrestricted additional insureds.

               (ii)  Any deductibles with any insurance
          policy or policies required hereunder shall not exceed $25,000.00, or such higher amounts as may be approved in writing in advance by SNB.

               (iii)  All insurance purchased in
          compliance herewith shall be placed with insurance companies reasonably acceptable to
          SNB and licensed, authorized or registered to do business in the State of Oklahoma.

               (iv)  All insurance required hereunder
          shall be specifically endorsed to provide that the coverage will be primary in that any insurance carried by any additional insured shall be excess and non-contributory.

               (v)  All insurance required hereunder
          shall contain an endorsement whereby the policies shall not be canceled or materially changed without at least thirty (30) days prior written notice to SNB.

               (vi)  TJ shall deliver to SNB,
          Attention: DAVID W. PITTS, a certificate of insurance (or certified copy of such insurance policy if requested by SNB) evidencing the coverages required herein and setting forth deductibles and the amount thereof, if any. Renewal certificates of insurance (or certified copies of such insurance policy if requested by SNB) shall be delivered to SNB not less than ten (10) days prior to their respective inception dates.

               (g)  Do, make, procure, execute and deliver
     at its expense all acts, things, writings and assurances which the SNB may at any time reasonably request in order to protect, assure, or enforce the interests, rights and remedies of the SNB created by, provided in or emanating from this Agreement, the Security Agreements or the Mortgages.

          (h)  Be and remain in compliance with the
     provisions of all federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; TJ will notify SNB immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the SNB of any hazardous discharge from or affecting TJ'S premises;
     immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the SNB to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence and records pertaining thereto; and at the SNB'S request, and at TJ'S expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content, to the SNB, with such other and further assurances reasonably satisfactory to SNB that the condition has been corrected.

          (i) Not sell, lease, or otherwise dispose of all or any substantial part of its property, other than in the ordinary course of its business.

          (j)  Not, without the consent of SNB, enter
     into any agreement which guarantees repayment of any capital contributions or provides for a guaranteed return on capital, nor redeem any Members interests or otherwise distribute any of its property on account of its capital accounts to any member.

          (k) Notify the SNB promptly of any change in the persons constituting its members and/or managers.

          (l)  Be and remain in compliance with the
     provisions of all federal, state, and local laws, codes and ordinances, and all rules and regulations issued thereunder applicable to its business.

     7.2 TJ further covenants and agrees that it will notify the SNB in writing promptly, and in any event within ten (10) business days, in the event of the occurrence of any Event of Default defined or described in Section 9 or the occurrence of any event which, with the giving of notice or lapse of time (or both), would become such an Event of Default.

     8. Without the express written consent of SNB, TJ covenants and agrees that it will not:

          (a) Become or remain liable in any manner in respect of any Indebtedness or contractual liability (including, without limitation, notes, bonds, debentures, loans, guaranties, and pension liabilities, whether or not contingent and whether or not subordinated) in excess of $50,000.00 in the aggregate, except:

               (1)  Indebtedness arising under this
          Agreement;

               (2)  Outstanding secured indebtedness,
          if any and only to the extent disclosed on the financial statement furnished SNB by TJ in connection with its application for the credit established in this Agreement;

               (3)  Presently outstanding unsecured
          indebtedness, if any, to the extent disclosed in the financial statements previously furnished SNB;

               (4)  Unsecured indebtedness, other than
          for ordinary and normal operating expenses incurred in the ordinary course of its business, and other than for money borrowed for the purpose of acquiring a capital asset;

          (b)  Create, incur or cause to exist any
     mortgage, security interest, encumbrance, lien or other charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, except:

               (1)  The security interests and mortgage
          liens created by the Security Agreements;

               (2)  Liens for taxes or assessments not
          yet due or contested in good faith by
          appropriate proceedings;

               (3)  Security interests approved by the
          SNB in writing, at its sole discretion;

               (4)  Other liens, charges and
          encumbrances incidental to the conduct of its business or the ownership of its property which were not incurred in connection with the borrowing of money or the purchase of property on credit and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in its business; and

               (5)  Purchase money security interest
          and finance leases for equipment utilized by TJ in the ordinary course of its business and the unpaid balance of which does not exceed the fair market value of the security.

          (c)  Expend or contract to expend funds
     during any fiscal year for the purchase or lease of any property, whether real, personal or mixed, except current assets purchased in the ordinary course of business.

          (d)  Other than in the ordinary course of
     business, sell, lease, or otherwise dispose of all or any substantial part of its property.

          (e)  Consolidate or merge with, acquire
     substantially all of the assets of any corporation or business.

          (f)  Substantially alter the nature of the
     business in which it is engaged.

          (g)  Purchase stock or securities of, extend
     credit to or make investments in, become liable as surety for, or guarantee or endorse any obligation of, any person, firm or corporation in excess of $50,000.00, except direct obligations of the United States and commercial SNB deposits and except loans presently outstanding and previously disclosed in writing to the SNB.

          (h)  In any manner transfer any property
     without prior or present receipt of full and adequate consideration.

          (i)  Permit any default or event of default
     to occur under any note, loan agreement, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon TJ or any Subsidiary.

          (j)  Permit in excess of $25,000.00 to be
     owing to TJ by any member or manager.

     9.1 Each of the following occurrences shall constitute an Event of Default:

          (a) TJ shall fail to make any payment on the Note and such failure shall continue for ten (10) calendar days after notice from SNB that the payment was not made when due.

          (b)  TJ shall fail to perform or observe any
     of the non-payment covenants of this Agreement, and such failure shall continue for a period of thirty (30) calendar days after notice from SNB of such failure.

          (c) Any representation or warranty contained herein shall prove to have been materially false or misleading as of this date or (except to the extent of changes caused by transactions permitted under this Agreement); or any other representation or warranty made by or on behalf of TJ to SNB
     (whether made in this Agreement, in any financial statement, report or certificate furnished pursuant to this Agreement, or otherwise in any manner) shall prove to have been false or materially misleading as of the time as of which such representation or warranty was made.

          (d)  Subject to any applicable cure period,
     TJ shall fail to pay when due any substantial liability or liabilities other than the Note; or the maturity of any such liability or liabilities shall be accelerated; or any breach, default or event of default shall occur under any indenture, loan agreement, note or agreement pertaining to any such liability, entitling a creditor or representative of creditors of TJ, acting with or without the consent or concurrence of other creditors and with or without notice or a period of grace, to accelerate the maturity of or demand payment of any such liability, whether such breach, default or event of default is waived by the creditor so entitled. "Substantial" for these purposes, means in excess of $25,000.00.

          (e)  Any breach, subject to any applicable
     cure period, any default or any event of default shall occur under the Security Agreements or under any other agreement, conveyance or instrument now in effect or hereafter made for the benefit of SNB in connection with or as security for indebtedness arising under this Agreement.

          (f)  TJ shall have procured, permitted or
     suffered, voluntarily or involuntarily, any creditor to obtain a lien not permitted herein
     (excepting liens which remain in effect for less than thirty (30) days and/or which TJ is contesting in good faith) upon all or any substantial part of the Property or any of its other property by operation of law or the appointment by any court or public authority
     (other than a bankruptcy court) of any receiver or trustee to take charge of, or the sequestration of, all or any substantial part of its property;
     or shall commit an act of bankruptcy under the United States Bankruptcy Act (as now or hereafter amended); or shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or the adoption of an arrangement under the United States
     Bankruptcy Act (as now or hereafter amended); or shall initiate or have initiated against it, voluntarily or involuntarily, any act, process or proceeding for liquidation, dissolution, arrangement, composition or reorganization or under any insolvency law or other statute or law providing for a modification or adjustment of the rights of creditors.

          (g)  Any event or reportable event which SNB
     in good faith determines to constitute potential grounds for the termination of any employee benefit plan or other plan maintained for employees of TJ or any Subsidiary of TJ or for the appointment of a trustee to administer any such plan, shall have occurred and be continuing ten
     (10) calendar days after written notice to such effect shall have been given by SNB to TJ; or any such plan shall be terminated; or a trustee shall be appointed to administer any such plan; or the PGBC shall institute proceedings to terminate any such plan or to appoint a trustee to administer any such plan.

          (h)  Any guarantor under a guaranty shall
     repudiate, shall purport to revoke, or shall fail to perform any obligations under a guaranty.

          (i)  TOBY TINDELL or PAT PATTERSON shall
     cease, by reason of death, retirement, or resignation or any other event, to carry on all or any substantial part of the duties or functions now delegated to or exercised by either for TJ..

          (j)  Loss, theft, substantial damage to or
     destruction of the collateral which loss, theft, substantial damage or destruction is not covered by insurance.

          (k) The making of any levy against or seizure, garnishment or attachment of any collateral, the consensual encumbrance thereof by TJ, or the sale, lease or other disposition of collateral by TJ without the prior written consent of SNB as required elsewhere in this Agreement, except inventory sold in the ordinary course of business.

     9.2 Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is waived in writing pursuant to Section 5.3 or, if capable of being cured, is cured to the written satisfaction of SNB, SNB at its option may exercise one or more of all of the following rights and remedies:

          (a) Terminate the obligations of SNB under this Agreement; and

          (b)  Declare the indebtedness evidenced by
     any Note or all Notes to be immediately due and payable, and the same shall thereupon be immediately due and payable, without notice or presentment or other demand, and SNB thereupon may exercise and enforce all rights and remedies available to it to collect the indebtedness evidenced by the Note against TJ, the guarantors, or any of them or any other party; and

          (c)  Exercise and enforce all rights and
     remedies accorded upon default to a secured party; and

          (d)  Without notice to or demand upon TJ or
     any other person, offset any indebtedness then owed by SNB to TJ, whether or not such indebtedness is then due, against the indebtedness evidenced by the Note (including, without limitation indebtedness transferred by SNB to a third party by participation, negotiation, assignment, succession or otherwise) and any other indebtedness then owed by TJ to SNB, whether or not then due, and exercise any and all other rights of setoff, application, or banker's lien available to SNB by law or agreement; and

In consideration of Ten Dollars ($10.00) and other valuable consideration receipt of which is hereby acknowledged, the parties agree that, notwithstanding any provision of Exhibits A, B, C, D, E, F, G, H, I, J, or K or herein to the contrary TJ, TOBY TINDELL or PAT PATTERSON being in default under any obligation in favor of SNB other than the obligations involved in this Assumption and Modification Agreement shall not constitute an Event of Default hereunder. If TJ fails to pay any sum due hereunder which constitutes an Event of Default, SNB shall give TJ, TOBY TINDELL and PAT PATTERSON written notice of the Event of Default and ten (10) days within which to cure the Default prior to declaring a Default and pursuing its remedies provided for herein or in the Exhibits hereto. If TJ has caused a non-payment Event of Default to exist, SNB shall give TJ, TOBY TINDELL and PAT PATTERSON written notice of the Event of Default and thirty (30) days within which to cure the Default prior to declaring a Default and pursuing its remedies provided for herein or in the Exhibits hereto.

     9.3 Any Event of Default may be waived in writing by SNB, but not otherwise; and the failure to exercise the rights and remedies referred to in Section 5.2 shall not operate as a waiver or otherwise preclude enforcement of such rights and remedies. A waiver shall be effective only in the specific instance and for the specific purpose given. The rights and remedies of SNB shall be cumulative and the exercise or enforcement of any one right or remedy shall neither be a condition to nor bar the exercise and enforcement of any other.

     9.4 TJ agrees to pay SNB, on demand, the amount of all reasonable out-of-pocket expenses reasonably incurred, including the reasonable fees and disbursements of legal counsel for SNB, incurred or paid by SNB in connection with or as a result of the exercise or enforcement of any right or remedy referred to herein, except to the extent payment of the same by TJ may be prohibited by law.

     10.1 Upon execution of this Agreement and satisfying the conditions precedent set out in paragraph 5, hereof, SNB shall:

          (a)  Release IFT of any of its obligations to pay
     Note A, Note B, Note C or Note D.

          (b) Release its security interest in any property of ITF not transferred to TJ, and sign such documents as may be reasonably requested by ITF to release its security interest in any property of ITF not transferred to TJ;

          (c) Release all Certificates of Deposit of ITF from any requirement that same be maintained as compensating balances for Note A, Note B, Note C or Note D or any other obligations of ITF to SNB and return any of the Certificates of Deposit in possession of SNB to ITF;

          (d) Release ITF of its obligations to SNB under the Assumption and Modification Agreement between SNB,
     ITF, Toby B. Tindell and Christie R. Tindell dated
     October 28, 1998; and

          (e) This Section 10.1 shall not be affected by SNB'S exercise of its rights against TJ pursuant to
     Section 9.2 hereof.

     10.2. SNB agrees that when this Agreement requires its consent to any action, that its consent will not be unreasonably withheld.

     10.3 SNB hereby gives consent to PAT PATTERSON transferring all or any part of his membership interest or units in JT to his son, JOHN PATTERSON. Such transfer will not release PAT PATTERSON of any obligation to SNB hereunder, or under any agreement, including, but not limited to his guaranty.

     10.4 All notices to be given to or by TJ hereunder shall be sufficiently given if sent in writing by certified or registered mail, addressed to TJ, 5880 N. I-35 Industrial Blvd., Edmond, OK 73034, ATTN: TOBY TINDELL or Faxed at 405-348-1753 and to SNB at P.O. Box 1988, Stillwater, OK 74076,
ATTN: DAVID W. PITTS, Senior Vice President, or Faxed at 405-742-1820 or addressed to such other address or to the attention of such other address or to the attention of such other person as any party may from time to time designate in written notice to the other party.

     10.5 The obligations of TJ under this Agreement shall in no way be affected or impaired by any failure, delay or omission in enforcing payment of the indebtedness or applying any security to the indebtedness, or in exercising any right or power in respect thereto, or by any compromise, waiver, settlement, change, subordination, modification or disposition of all or any part of the indebtedness or of any security for the indebtedness. There shall be no obligation on the part of the SNB, at any time, to resort for payment to TJ or any guarantor, to seek or obtain a deficiency judgment against TJ or to proceed against any other security or collateral for the indebtedness and SNB shall have the absolute, unconditional and continuing right to enforce this Agreement irrespective of whether or not other proceedings or steps are being taken against any property securing the indebtedness or any guarantor or any other party primarily or secondarily liable on any of the indebtedness. TJ expressly and voluntarily waives and relinquishes all set offs, rights and remedies accorded by applicable law to sureties, including without limitation, any and all offsets, set offs, rights, remedies or defenses accorded thereto by any provision of Title 15 of the Oklahoma Statutes or by Title 12 of the Oklahoma Statutes or otherwise.

     10.6 This Agreement shall inure to the benefit of, extend to and be binding upon the respective successors and assigns of the TJ, ITF and SNB. "SNB" as used herein, includes any participant of SNB and any subsequent holder of the Notes. This Agreement cannot be modified, amended, waived, cancelled, terminated or otherwise changed without the advance written consent of the parties hereto.

     10.7 This Agreement and all documents were negotiated and executed in the State of Oklahoma and the Note was issued and is payable in the State of Oklahoma and each shall be governed and construed by the substantive laws of the State of Oklahoma. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions which can be given effect, and this Agreement shall be given effect, and shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the issuance of the Notes.

          IN WITNESS WHEREOF, we the undersigned have executed this Agreement the date and year first above written.

                              STILLWATER NATIONAL BANK AND
                              TRUST COMPANY OF STILLWATER,
                              OKLAHOMA


                              By  DAVID W. PITTS
                                  DAVID W. PITTS, Senior
                                  Vice President
                                  "SNB"

                              INTERSTATE TRAVEL FACILITIES,
                              INC.


                              By  HERB MEE, JR.
                                  Herb Mee, Jr., Vice President

                              "ITF"

                              ToeJoe, L.L.C.


                              By:  TOBY B. TINDELL
                                   Toby B. Tindell, Member
                                   and Manager


                              By:  PAT PATTERSON
                                   Pat Patterson, Member

                              "TJ"

                  "INDEX TO EXHIBITS AND SCHEDULES"

EXHIBIT A                NOTE 35738

EXHIBIT B                NOTE 31672

EXHIBIT C                NOTE 35763

EXHIBIT D                NOTE 35764

EXHIBIT E                MORTGAGE SECURING NOTE A

EXHIBIT F                MORTGAGE SECURING NOTE B

EXHIBIT G                MORTGAGE SECURING NOTE C

EXHIBIT H                MORTGAGE SECURING NOTE D

EXHIBIT I                FORM OF GUARANTY

EXHIBIT J                FORM OF SECURITY AGREEMENT